UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2020

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street Suite 2000, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 331-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	MCHX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2020, Marchex, Inc. (the “Company” or “Seller”) and Archenia, Inc. (the “Purchaser”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which, and upon the terms and subject to the conditions thereof, the Purchaser will acquire the Seller’s (i) mobile advertising network for businesses that drive sales through inbound phone calls (the “Call Marketplace Product”), (ii)  advertising solution for small business resellers to sell call advertising, search marketing and other lead generation products through their existing sales channels to their small business advertisers (the “Local Leads Product”), and related business operations and certain other assets including an equity interest in Uproar.car Corporation (“Uproar,” and together with the Call Marketplace Product and the Local Leads Product, the “Business”), and assume certain liabilities of the Seller for a purchase price of: (i) $2.25 million in cash; (ii) contingent consideration based on revenue from the Call Marketplace Product (2.5% of incremental revenues net of direct variable costs for a 24-month period following closing once cumulative revenues exceed $140 million post transaction), the Local Leads Product (15% of incremental revenues net of direct variable costs once cumulative revenues exceed $6 million post transaction), and the Purchaser’s total business (0.25% of incremental revenues once annual revenues exceed $53 million in any of calendar years 2021, 2022 and 2023; (iii) contingent sale transaction consideration (30% of incremental proceeds from any sale transaction with a value of greater than $10 million for the Company’s 90% disposed interest in the Business occurring within 24-months following closing); (iii)  shares of Class B common stock in the Purchaser equal to a 10% equity interest at closing; and (iv) the cancellation of Company stock options for 1.5 million shares currently held by Russell C. Horowitz, Co-CEO of the Seller, and Michael Arends, Co-CEO and Chief Financial Officer of the Seller. Messrs. Horowitz and Arends will remain in their current executive officer positions with the Company with no change in their roles or duties.  While Messrs. Horowitz and Arends are the controlling stockholders of the Purchaser, they have advised the Company that they will not have executive officer positions with Purchaser. Seller and Purchaser have also agreed to enter into a support services agreement pursuant to which Seller, following the closing of the transaction, will provide services to Purchaser on a cost-plus 5% basis, with guaranteed payments to the Company of $3.5 million in the first year following closing, and $1.5 million in the second year following closing (with the second year guarantee subject to a minimum revenue threshold for such year).

The Asset Purchase Agreement contains customary representations, warranties and covenants, termination rights, as well as indemnification provisions subject to specified limitations. In addition, for a period of five years after the closing, the Seller has agreed not to compete or engage in any business competing with the Business.

The completion of the transaction is subject to certain closing conditions, including the receipt of approval of a majority of the Company’s stockholders disinterested in the transaction.

The Asset Purchase Agreement has been unanimously approved by the Company’s board of directors (the “Board”), upon the recommendation of a special committee of the Board comprised solely of independent directors of the Company. In considering the Asset Purchase Agreement, the special committee of the Board retained ROTH Capital Partners, LLC as financial advisor, which provided a fairness opinion with respect to the purchase price, and DLA Piper LLP (US) as independent legal counsel. Subject to receiving the requisite stockholder approval and satisfaction of other closing conditions, the Company expects the transaction to close in the fourth quarter of 2020.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which will be attached as an exhibit to the Company’s proxy statement.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. Before making any voting decision, the Company’s stockholders are urged to read the proxy statement (including any amendments or supplements thereto) carefully and in its entirety, as well as any other relevant documents filed with the SEC in connection with the proposed transaction or incorporated by reference therein, when they become available because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and stockholders will be able to obtain a copy of the proxy statement and other documents filed by the Company with the SEC (when available) free of charge at the SEC’s website, www.sec.gov, and the Company’s website, www.marchex.com.

Certain Information Regarding Participants

The Company and its directors and executive officers and employees may be deemed to be participants in the solicitation of proxies from the holders of the Company’s Class B common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 13, 2020, as amended by Amendment No. 1 thereto on Form 10-K/A, filed with the SEC on April

28, 2020 and the proxy statement for its 2019 annual meeting of stockholders, filed with the SEC on August 15, 2019. Additional information regarding potential participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant documents to be filed by the Company with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

Certain statements included above contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding the consummation of the transactions contemplated by the Asset Purchase Agreement, the satisfaction of the revenue thresholds for the contingent consideration contemplated by the Asset Purchase Agreement, and the Company’s strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. The Company may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes due to a number of important factors including but not limited to product demand, order cancellations and delays, competition, changes in business strategy or development plans, and general economic and business conditions, as well as the continuing impact of the COVID-19 pandemic on the general economy, the Company’s customers and on the Company’s business, operations, employees and financial condition. These factors are described in greater detail in the “Risk Factors” section of the Company’s most recent periodic report or registration statement filed with the SEC. All of the information provided herein is as of August 10, 2020 and the Company undertakes no duty to update the information provided herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: August 10, 2020	By:	/s/ MICHAEL A. ARENDS
	Name:	Michael A. Arends
	Title:	Co-CEO and Chief Financial Officer (Principal Executive Officer for SEC reporting purposes, Principal Financial Officer and Principal Accounting Officer)